UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): July 20, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01                                           Other Events.

Effective July 20, 2015, Scott Ranson became Chief Information Officer of Hanger, Inc. (the “Company”).  Mr. Ranson joins Hanger after 14 years’ experience as the Chief Information Officer for Brookdale Senior Living Inc., a publicly traded senior housing solution provider.  During this time, Mr. Ranson successfully led several enterprise resource planning (“ERP”) and electronic medical records implementations, and built a successful information technology team.  Previously, Mr. Ranson served as the Director of Software for Marketing Specialists Company, where he led the successful implementation of an ERP system and e-commerce strategies, and Vice President of Information Technology for Atlas Marketing Company, Inc., where he completed an overhaul of all major support systems.  In 2010, he was recognized as one of the Computer World Premier 100 Top Information Technology Leaders.  Mr. Ranson earned his Bachelor of Science degree in Business Administration, Business Management, Computer Information Systems from Ashland University in Ohio.

A copy of the press release announcing Mr. Ranson’s appointment is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K:

99.1                        Press Release of Hanger, Inc., issued July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President, General Counsel and Secretary

Dated: July 20, 2015

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
99.1	Press Release of Hanger, Inc., issued July 20, 2015.